As previously announced, U.S. Cellular will hold a teleconference Aug. 8, 2011 at 7:30 a.m. CDT. Interested parties may listen to the call live by accessing the Investor Relations page of uscellular.com or www.teldta.com.

Contact:   Jane W. McCahon, Vice President, Corporate Relations

                 (312) 592-5379; jane.mccahon@teldta.com

                  Julie D. Mathews, Manager, Investor Relations

                  (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. cellular Reports second QUARTER 2011 RESULTS

Higher revenue and profits driven by data growth, lower churn and higher roaming revenue; Gross additions disappointing.

Note: Comparisons are year over year unless otherwise noted.

2Q 2011 Highlights

▪  Smartphones sold, as a percent of total devices sold, increased to 39.6 percent from 15.8 percent.

▪  Service revenues were $1,002.0 million, up 3 percent.

▪  Postpaid ARPU (average revenue per unit) increased to $51.84 from $50.55.

▪  Postpaid churn improved to 1.38 percent from 1.43 percent.

▪  Operating income increased 61 percent to $102.4 million.

▪  Net loss of 58,000 retail customers, reflecting loss of 41,000 postpaid customers and 17,000 prepaid customers; postpaid customers comprised 95 percent of retail customers.

▪  Cell sites in service increased 5 percent to 7,770, of which 4,400 are owned towers.

▪  Repurchased 918,942 common shares for $45.0 million.

CHICAGO – Aug. 8, 2011 – United States Cellular Corporation [NYSE:USM] reported service revenues of $1,002.0 million for the second quarter of 2011, versus $972.6 million in the comparable period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $73.9 million and $0.87, respectively, for the second quarter of 2011, compared to $40.8 million and $0.47, respectively, in the comparable period one year ago.

“We continued to increase postpaid ARPU and maintain a low churn rate,” said Mary N. Dillon, U.S. Cellular president and CEO, “although our subscriber results continue to reflect the intense competitive environment and the weak economy. This remains our greatest challenge. Our new advertising and marketing strategies are starting to increase awareness among potential switchers, and we’re working hard to break through to our target customers and leverage that awareness to improve gross additions.

“Smartphones sales continued to be strong, and we also saw an increase in sales of data plans for feature phones in the quarter. By balancing device subsidies among a wider range of both feature phones and smartphones, we were able to better control our loss on equipment. Overall, operating margins improved in the quarter due to higher ARPU, increased roaming revenue and good expense control, while fewer gross additions contributed to lower sales and marketing expenses.

“We now have 2.3 million customers on our Belief Plans, and we’re complementing those plans with some very exciting phones and devices. This quarter we added the new HTC 7 Pro™ with Windows Phone 7®, the new Android™-powered HTC Merge™ Global Ready smartphone, and the Motorola Xoom™ tablet. And we have more feature-packed phones, smartphones and tablets on the way.  We're also excited about our coming launch of 4G.”

Second quarter transactions

U.S. Cellular paid $24.6 million in cash to purchase the remaining interest in a wireless business in which it previously held a non-controlling interest.  As a result, the company recorded a $13.4 million pre-tax gain on investments.

Additionally, U.S. Cellular sold $342 million of 6.95 percent senior notes and redeemed $330 million of its 7.5 percent senior notes.  The redemption required U.S. Cellular to write-off $8.2 million of previously capitalized debt issuance costs related to the 7.5 percent senior notes.  The $8.2 million was recorded in interest expense.

Guidance for year ending Dec. 31, 2011

Guidance for the year ending Dec. 31, 2011 as of Aug. 8, 2011 is provided below, compared to the previous guidance provided on May 6, 2011. U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from this guidance.

	Current Estimates	Previous Estimates (1)
Service revenues	$4,000-$4,100 million	Unchanged
Operating income (3) (4)	$210-$285 million	$185-$285 million
Depreciation, amortization and accretion expenses, and losses on asset disposals and impairment of assets (3)	Approx. $590 million	Unchanged
Adjusted OIBDA (2) (4)	$800-$875 million	$775-$875 million
Capital expenditures (4)	$750-$800 million	Unchanged

(1)   The 2011 Estimated Results as disclosed in U.S. Cellular’s Quarterly Report on Form 10-Q for the period ended March 31, 2011.

(2)   Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(3)   The 2011 Estimated Results do not include any estimate for losses on impairment of assets since these cannot be predicted.

(4)   This guidance is based on U.S. Cellular’s current plans, which include a multi-year deployment of Long-term Evolution (“LTE”) technology commencing in 2011.  As customer demand for data services increases, and competitive conditions in the wireless industry evolve, such as the rate of deployment of LTE technology by other carriers, the timing of U.S. Cellular’s deployment of LTE and the timing of other capital expenditures could change.  These factors could affect U.S. Cellular’s estimated capital expenditures and operating expenses in 2011.

Conference call information

U.S. Cellular will hold a conference call on Aug. 8, 2011 at 7:30 a.m. CDT.

▪   Access the live call on the Investor Relations page of uscellular.com  or at http://www.videonewswire.com/event.asp?id=81248.

▪  Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of uscellular.com. The call will be archived on the Conference Calls page of uscellular.com.

About U.S. Cellular

United States Cellular Corporation, the nation's sixth-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to approximately six million customers in 26 states. The Chicago-based company employed approximately 9,000 people as of June 30, 2011. At the end of the second quarter, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular.

Visit uscellular.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully manage and grow its markets; the economy; competition; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company; and the ability to obtain or maintain roaming arrangements with other carriers. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

United States Cellular Corporation Summary Operating Data (Unaudited)

Quarter Ended	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Total population
Consolidated markets (1)	91,204,000	91,090,000	90,468,000	90,468,000	90,468,000
Consolidated operating markets (1)	46,888,000	46,774,000	46,546,000	46,546,000	46,546,000
Market penetration at end of period
Consolidated markets (2)	6.5%	6.6%	6.7%	6.7%	6.8%
Consolidated operating markets (2)	12.7%	12.9%	13.0%	13.1%	13.2%
All customers
Total at end of period	5,968,000	6,033,000	6,072,000	6,103,000	6,144,000
Gross additions	257,000	293,000	327,000	338,000	349,000
Net additions (losses)	(70,000)	(39,000)	(31,000)	(41,000)	(3,000)
Smartphones sold as a percent of
total devices sold (3)	39.6%	42.5%	39.6%	23.6%	15.8%
Retail customers
Total at end of period	5,644,000	5,698,000	5,729,000	5,750,000	5,775,000
Smartphone penetration (3) (4)	23.0%	20.2%	16.6%	12.0%	10.1%
Gross additions	226,000	256,000	292,000	301,000	307,000
Net retail additions (losses) (5)	(58,000)	(31,000)	(21,000)	(25,000)	7,000
Net postpaid additions (losses)	(41,000)	(22,000)	(10,000)	(25,000)	(22,000)
Net prepaid additions (losses)	(17,000)	(9,000)	(11,000)	—	29,000
Service revenue components (000s)
Retail service	$868,630	$864,602	$864,905	$865,766	$863,836
Inbound roaming	82,760	64,386	67,545	72,901	60,902
Other	50,640	56,125	59,464	44,836	47,838
Total service revenues (000s)	$1,002,030	$985,113	$991,914	$983,503	$972,576
Total ARPU (6)	$55.69	$54.29	$54.37	$53.53	$52.71
Billed ARPU (7)	$48.27	$47.65	$47.41	$47.12	$46.81
Postpaid ARPU (8)	$51.84	$51.21	$50.99	$50.82	$50.55
Postpaid churn rate (9)	1.4%	1.4%	1.5%	1.6%	1.4%
Capital expenditures (000s)	$162,100	$95,900	$203,400	$124,700	$133,500
Cell sites in service	7,770	7,663	7,645	7,524	7,416

(1)   Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively. See footnote (2) below.

(2)   Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)   Smartphones represent wireless devices which run on a Blackberry®, Windows Mobile, or Android operating system.

(4)   Smartphone penetration is calculated by dividing postpaid customers on smartphone service plans by total postpaid customers.

(5)   Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)  Total ARPU - Average monthly service revenue per customer includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)   Billed ARPU - Average monthly billed revenue per customer is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)   Postpaid ARPU - Average monthly revenue per postpaid customer is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)   Represents the percentage of the retail postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

United States Cellular Corporation Consolidated Statement of Operations Highlights Three Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2011	2010	Amount	Percent
Operating revenues
Service	$1,002,030	$972,576	$29,454	3%
Equipment sales	74,152	57,317	16,835	29%
Total operating revenues	1,076,182	1,029,893	46,289	4%
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	227,801	213,542	14,259	7%
Cost of equipment sold	168,614	161,965	6,649	4%
Selling, general and administrative	426,172	445,177	(19,005)	(4%)
Depreciation, amortization and accretion	148,283	144,455	3,828	3%
Loss on asset disposals, net	2,922	1,250	1,672	>100%
Total operating expenses	973,792	966,389	7,403	1%

Operating income	102,390	63,504	38,886	61%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	22,469	25,753	(3,284)	(13%)
Interest and dividend income	748	862	(114)	(13%)
Gain on investment	13,373	—	13,373	N/	M
Interest expense	(25,197)	(16,438)	(8,759)	(53%)
Other, net	175	472	(297)	(63%)

Total investment and other income (expense)	11,568	10,649	919	9%

Income before income taxes	113,958	74,153	39,805	54%
Income tax expense	34,077	28,181	5,896	21%

Net income	79,881	45,972	33,909	74%
Less: Net income attributable to noncontrolling interests, net of tax	(5,993)	(5,219)	(774)	(15%)
Net income attributable to U.S. Cellular shareholders	$73,888	$40,753	$33,135	81%

Basic weighted average shares outstanding	84,930	86,425	(1,495)	(2%)
Basic earnings per share attributable to U.S. Cellular shareholders	$0.87	$0.47	$0.40	85%

Diluted weighted average shares outstanding	85,397	86,787	(1,390)	(2%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.87	$0.47	$0.40	85%

United States Cellular Corporation Consolidated Statement of Operations Highlights Six Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2011	2010	Amount	Percent
Operating revenues
Service	$1,987,143	$1,937,584	$49,559	3%
Equipment sales	146,131	116,166	29,965	26%
Total operating revenues	2,133,274	2,053,750	79,524	4%
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	445,404	420,656	24,748	6%
Cost of equipment sold	362,974	323,070	39,904	12%
Selling, general and administrative	868,176	874,782	(6,606)	(1%)
Depreciation, amortization and accretion	293,328	287,688	5,640	2%
Loss on asset disposals, net	3,959	6,426	(2,467)	(38%)
Total operating expenses	1,973,841	1,912,622	61,219	3%

Operating income	159,433	141,128	18,305	13%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	43,360	50,447	(7,087)	(14%)
Interest and dividend income	1,597	1,883	(286)	(15%)
Gain on investment	13,373	—	13,373	N/	M
Interest expense	(40,383)	(32,962)	(7,421)	(23%)
Other, net	50	407	(357)	(88%)

Total investment and other income (expense)	17,997	19,775	(1,778)	(9%)

Income before income taxes	177,430	160,903	16,527	10%
Income tax expense	58,169	61,843	(3,674)	(6%)

Net income	119,261	99,060	20,201	20%
Less: Net income attributable to noncontrolling interests, net of tax	(11,262)	(10,938)	(324)	(3%)
Net income attributable to U.S. Cellular shareholders	$107,999	$88,122	$19,877	23%

Basic weighted average shares outstanding	85,206	86,500	(1,294)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$1.27	$1.02	$0.25	25%

Diluted weighted average shares outstanding	85,739	86,873	(1,134)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.26	$1.01	$0.25	25%

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	June 30,	December 31,
	2011	2010
Current assets
Cash and cash equivalents	$428,625	$294,426
Short-term investments	96,085	146,586
Accounts receivable from customers and others	430,447	424,019
Inventory	160,783	112,279
Income taxes receivable	32,106	41,397
Prepaid expenses	64,208	53,356
Net deferred income tax asset	37,582	26,757
Other current assets	11,099	10,804
	1,260,935	1,109,624

Assets held for sale	53,910	—

Investments
Licenses	1,454,901	1,452,101
Goodwill	494,737	494,737
Customer lists	536	759
Investments in unconsolidated entities	142,377	160,847
Notes and interest receivable – long-term	3,997	4,070
Long-term investments	40,326	46,033
	2,136,874	2,158,547

Property, plant and equipment
In service and under construction	6,598,300	6,382,581
Less: accumulated depreciation	4,016,255	3,767,509
	2,582,045	2,615,072

Other assets and deferred charges	56,152	50,367

Total assets	$6,089,916	$5,933,610

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	June 30,	December 31,
	2011	2010
Current liabilities
Current portion of long-term debt	$101	$101
Accounts payable
Affiliated	15,894	10,791
Trade	290,308	281,601
Customer deposits and deferred revenues	168,803	146,428
Accrued taxes	41,421	39,299
Accrued compensation	48,551	65,952
Other current liabilities	79,726	121,823
	644,804	665,995

Liabilities held for sale	871	—

Deferred liabilities and credits
Net deferred income tax liability	684,472	579,769
Other deferred liabilities and credits	277,543	284,949

Long-term debt	880,300	867,941

Commitments and contingencies

Noncontrolling interests with mandatory redemption features	863	855

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,378,166	1,368,487
Treasury shares	(153,525)	(105,616)
Retained earnings	2,224,453	2,129,638
Total U.S. Cellular shareholders' equity	3,537,168	3,480,583

Noncontrolling interests	63,895	53,518

Total equity	3,601,063	3,534,101

Total liabilities and equity	$6,089,916	$5,933,610

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents U.S. Cellular’s cash and cash equivalents and investments at June 30, 2011 and December 31, 2010.

	June 30,	December 31,
	2011	2010
Cash and cash equivalents	$428,625	$294,426
Amounts included in short-term investments (1)(2)
Government-backed securities (3)	95,835	146,336
Certificates of deposit	250	250
	$96,085	$146,586
Amounts included in long-term investments (1)(4)
Government-backed securities (3)	$40,326	$46,033

(1)    Designated as held-to-maturity investments and recorded at amortized cost on the consolidated balance sheet.

(2)    Maturities are less than twelve months from the respective balance sheet dates.

(3)    Includes U.S. treasuries and corporate notes guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

(4)    At June 30, 2011, maturities range between 12 and 24 months from the balance sheet date.

United States Cellular Corporation Consolidated Statement of Cash Flows Six Months Ended June 30, (Unaudited, dollars in thousands)

	2011	2010
Cash flows from operating activities
Net income	$119,261	$99,060
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	293,328	287,688
Bad debts expense	27,677	36,605
Stock-based compensation expense	10,798	9,012
Deferred income taxes, net	80,371	(9,935)
Equity in earnings of unconsolidated entities	(43,360)	(50,447)
Distributions from unconsolidated entities	47,143	48,491
Loss on asset disposals, net	3,959	6,426
Gain on investment	(13,373)	—
Noncash interest expense	9,152	1,231
Other operating activities	1,044	(1,695)
Changes in assets and liabilities from operations
Accounts receivable	(35,907)	(22,995)
Inventory	(48,504)	32,252
Accounts payable - trade	8,588	(34,009)
Accounts payable - affiliate	5,102	(3,017)
Customer deposits and deferred revenues	22,376	3,854
Accrued taxes	10,215	27,744
Accrued interest	111	121
Other assets and liabilities	(74,549)	(26,680)
	423,432	403,706

Cash flows from investing activities
Additions to property, plant and equipment	(258,040)	(255,004)
Cash paid for acquisitions and licenses	(22,167)	(10,501)
Cash paid for investments	(20,000)	(175,000)
Cash received for investments	75,000	226
Other investing activities	2,691	663
	(222,516)	(439,616)

Cash flows from financing activities
Repayment of long-term debt	(330,043)	(32)
Issuance of long-term debt	342,000	—
Common shares reissued for benefit plans, net of tax payments	1,264	144
Common shares repurchased	(62,308)	(21,423)
Payment of debt issuance costs	(11,229)	—
Distributions to noncontrolling interests	(877)	(4,314)
Other financing activities	163	(23)
	(61,030)	(25,648)

Cash classified as held for sale	(5,687)	—

Net increase (decrease) in cash and cash equivalents	134,199	(61,558)

Cash and cash equivalents
Beginning of period	294,426	294,411
End of period	$428,625	$232,853

United States Cellular Corporation Financial Measures and Reconciliations (Unaudited, dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Service revenues	$1,002,030	$972,576	$1,987,143	$1,937,584

Operating income	102,390	63,504	159,433	141,128
Add:
Depreciation, amortization and accretion	148,283	144,455	293,328	287,688
Loss on impairment of intangible assets	—	—	—	—
Loss on asset disposals	2,922	1,250	3,959	6,426
Adjusted OIBDA (1)	$253,595	$209,209	$456,720	$435,242

Adjusted OIBDA margin (2)	25.3%	21.5%	23.0%	22.5%

	2011	2010	2011	2010
Cash flows from operating activities	$221,610	$251,454	$423,432	$403,706
Deduct:
Capital expenditures	162,107	133,490	258,040	255,004
Free cash flow (3)	$59,503	$117,964	$165,392	$148,702

(1)     Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization, and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period.  U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(2)     Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues. Equipment revenues are excluded from the denominator of the calculation since equipment is generally sold at a net loss, and such net loss is included in adjusted OIBDA as a cost of earning service revenues for purposes of assessing business results.  U.S. Cellular believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin. U.S. Cellular believes this measure provides useful information to investors regarding U.S. Cellular’s financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

(3)     Free cash flow is defined as cash flows from operating activities minus capital expenditures. Free cash flow is a non-GAAP financial measure.  U.S. Cellular believes that free cash flow as reported by U.S. Cellular may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.